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                                                                    EXHIBIT 99.1

                           JOHNS MANVILLE CORPORATION
                                 717 17TH STREET
                           DENVER, COLORADO 80217-5108

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON          , 2000

     The undersigned stockholder of Johns Manville Corporation, revoking all previous proxies, hereby constitutes and appoints C.L. Henry and D. Persson, and each of them, as proxies with full power of substitution to attend the special
meeting of stockholders of Johns Manville at    a.m., on           , 2000 at
Johns Manville's headquarters, and at any adjournment or postponement thereof, and to vote the number of shares of common stock of Johns Manville that the undersigned would be entitled to vote if personally present at the stockholders meeting on the matters set forth herein. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and proxy statement/prospectus relating to the stockholders meeting and hereby instructs said proxies to vote or refrain from voting such shares of Johns Manville common stock as marked on the reverse side of this proxy card upon the matters listed thereon.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF JOHNS MANVILLE AND FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF JOHNS MANVILLE. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)


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[X]  Please mark your vote as in this example.

THE BOARD OF DIRECTORS OF JOHNS MANVILLE RECOMMENDS A VOTE FOR PROPOSAL 1 AND PROPOSAL 2.

1.   To approve the Amendment of Article Fourth of the Restated Certificate of Incorporation of Johns Manville to
     provide that the total number of authorized shares of preferred stock will be 5,000,000 and designate the rights, preferences, privileges, restrictions and other matters of the 5,000,000 shares of preferred stock as class TM preferred stock with a par value of $0.01 per share, as described in the accompanying proxy statement/prospectus.

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

2.   To adopt the Agreement and Plan of Merger, dated as of June 22, 2000, by and among Johns Manville Corporation, HB
     Merger LLC and HB Finance LLC, and approve the transactions contemplated thereby, including the merger of HB Merger
     LLC with and into Johns Manville Corporation, as described in the accompanying proxy statement/prospectus.

     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the stockholders meeting. You may also vote in person if you do attend.

                                                                                DATE
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                                                                                                 Signature(s)

Note: Please sign this proxy exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or other signing in a representative capacity should indicate the capacity in which they are signing.
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